OPINION OF COUNSEL, JODY M. WALKER


     [JODY M. WALKER - LETTERHEAD]



March 4, 2002


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

         Re:      Wallstreet-Review, Inc.
                  Form S-8 Registration Statement
                  OPINION OF COUNSEL

Ladies and Gentlemen:

          OPINION OF COUNSEL

         I have acted as counsel to Wallstreet-
Review, Inc. in connection with the preparation
and filing of a Registration Statement on Form S-
8.    The registration statement covers the
registration under the Securities Act of 1933, as
amended, of 3,000,000 shares of Wallstreet-
Review's common stock, $.01 par value per share,
pursuant to Wallstreet-Review's employee and
consultant benefit plan entitled the "Wallstreet-
Review, Inc. 2001 Stock Option Plan," adopted by
the board of directors of Wallstreet-Review, Inc.
on August 14, 2001 and subsequently amended on
February 28, 2002.   I have examined the
registration statement, Wallstreet-Review's articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

         Based upon the foregoing, and assuming
that the shares will be issued as set forth in the Plan and registration statement, at a time when effective, and that Wallstreet-Review will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the shares may be sold, I am of the opinion that, upon proper and legal issuance of the shares

U.S. Securities and Exchange Commission
February 28, 2002
Page 2

according the registration statement and receipt of the consideration to be paid for the shares, the shares will be validly issued, fully paid and nonassessable shares of common stock of Wallstreet-Review. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the registration statement.

         This opinion is not to be used,
circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Wallstreet-Revoew in respect to any matter that comes to our attention hereafter.




U.S. Securities and Exchange Commission
February 28, 2002
Page 3



                                     CONSENT


         I consent to the use of this opinion as
an exhibit to the registration statement and to the reference to my firm in the prospectus which is made a part of the registration statement.


Sincerely,

/s/ Jody M. Walker
-------------------
Jody M. Walker


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